CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on Pioneer Real Estate Shares dated February 2, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 12 and Amendment No. 13 to registration statement File Nos. 33-65822 and 811-07379, respectively.

                                        /s/ ARTHUR ANDERSEN LLP
                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 7, 1998